Exhibit 10.2

MARVELL TECHNOLOGY GROUP LTD.
AMENDED AND RESTATED 1995 STOCK OPTION PLAN

AMENDMENT OF STOCK OPTION

This Amendment of Stock Option is entered into by and between Michael D. Rashkin (the “Optionee”) and Marvell Technology Group Ltd., a Bermuda corporation (the “Company”), effective as set forth below.

Recitals

WHEREAS, the Company previously granted to the Optionee, under the Company’s Amended and Restated 1995 Stock Option Plan, the option(s) listed on Schedule A (the “Options”) to acquire common shares of the Company at the respective exercise prices listed on Schedule A in the column entitled “Original Exercise Price Per Share” (the “Agreement”) (all references to shares and per share prices in this Amendment of Stock Option are as adjusted for stock splits subsequent to the grant date);

WHEREAS, based upon an internal review of the Company’s practices relating to stock option grants, the Company has determined that the per share fair market value on the appropriate grant date for each of the Options should be the price listed in the column entitled “New Exercise Price Per Share;”

WHEREAS, if the per share exercise price of each Option is not modified to be greater than or equal to the applicable “New Exercise Price Per Share,” the Optionee will be subject to additional taxes under Internal Revenue Code Section 409A and parallel state taxes, if applicable, with respect to each such Option; and

WHEREAS, the parties wish to amend each of the Options to have a per share exercise price equal to the New Exercise Price for such Option;

Agreement

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

A.            The terms of each Option are hereby amended, effective December 31, 2007, to reflect that the exercise price per share with respect to the shares subject to the Option that were not exercised prior to January 1, 2008 is the New Exercise Price Per Share for such Option, as listed on Schedule A.

B.            The terms of each Option not specifically amended hereby remain in full force and effect.

C.            Optionee acknowledges that each of the Options is a nonstatutory stock option for income tax purposes.

D.            All defined terms used herein but not otherwise defined shall have the meaning assigned to such terms in the stock option agreement for such Option.

E.             In exchange for Optionee’s agreement to amend the Options, the Company hereby promises to pay Optionee an RSU grant and/or cash payment as described on Schedule B.

F.              This Amendment of Stock Option shall be governed by the laws of the State of California without regard to its principles regarding conflicts of law.

G.            Optionee has had an opportunity to consult with the Optionee’s personal tax, legal and investment advisors with regard to this Amendment of Stock Option, and is not relying on the Company or its agents for such advice.  The Optionee agrees that the Company shall not be liable for any costs, taxes, loss or damage that the Optionee may incur by entering into this Amendment of Stock Option; it being understood that the Optionee will not pursue a claim, whether by way of indemnification or otherwise, (i) with respect to such costs, taxes, loss or damage, (ii) with respect to costs incurred in connection with the negotiation and preparation of this Amendment of Stock Option; provided, however, that nothing herein otherwise shall affect any rights of the Optionee to indemnification pursuant to the Company’s by-laws or any other agreements or instruments of or with the Company or any of its subsidiaries.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

The parties hereto have duly executed this Amendment of Stock Option on the dates set forth below and such acceptance of this agreement shall be revocable by either party at any time before 12:00 a.m. on January 1, 2008.

MARVELL TECHNOLOGY GROUP LTD.	OPTIONEE

By:
Signature of Optionee
Name:

Title:

Date:	Date:

[AMENDMENT TO STOCK OPTION — M. RASHKIN]

Schedule A

Rashkin, Michael D.

Grant Number	Shares Eligible for Amendment	Shares Subject to Amended Option	Original Exercise Price per Share	New Exercise Price per Share	Exercise Price Increase per Share	Aggregate Exercise Price Increase
00004571	10,552	10,552	$9.4750	$10.40000	$0.92500	$9,760.60
00009059	5,640	5,640	$17.7300	$18.85000	$1.12000	$6,316.80
00009060	10,360	10,360	$17.7300	$18.85000	$1.12000	$11,603.20
00004572	9,448	9,448	$9.4750	$10.40000	$0.92500	$8,739.40
00013450	20,312	20,312	$27.1050	$27.49000	$0.38500	$7,820.12
00013449	3,688	3,688	$27.1050	$27.49000	$0.38500	$1,419.88
00001768	1,002	1,002	$7.6725	$10.09000	$2.41750	$2,422.34
00003235	15,336	15,336	$6.1850	$8.90500	$2.72000	$41,713.92
00002287	20,000	20,000	$4.6725	$6.33500	$1.66250	$33,250.00
00003236	664	664	$6.1850	$8.90500	$2.72000	$1,806.08
Total	97,002	97,002				$124,852.34

Schedule B

The number of restricted stock units potentially to be granted in relation to each Option (the “RSU Number”) shall be equal to that Option’s Aggregate Exercise Price Increase shown on Schedule A divided by the closing price of the Company’s common shares on the Nasdaq Global Market on December 31, 2007, rounded up to the nearest whole number.

On January 4, 2008, if Optionee is employed on such date, Optionee will be granted restricted stock units for each Option in an amount equal to the result of (X) multiplied by (Y), divided by (Z), rounded up to the nearest whole number; where (X) equals the Exercise Price Increase Per Share shown on Schedule A for such Option, (Y) equals the number of shares subject to such Option that was vested as of December 31, 2007, and (Z) equals the closing price of the Company’s common shares on the Nasdaq Global Market on December 31, 2007 (the “January 4th RSU Grant”).

On January 15, 2008, if Optionee is employed on such date, Optionee will be granted restricted stock units in an amount equal to the RSU Number for each of his or her Options, minus the number of restricted stock units in the January 4th RSU Grant related to such Option.

Example: Optionee holds an Option to purchase at 1,000 shares for $5.00 per share granted at a time when fair market value was $10.00.  The closing price of the Company’s stock on December 31, 2007 is assumed to be $15.00 for purposes of these calculations.

If Optionee accepts the offer, the Option will be amended to be an option to purchase 1,000 shares for $10.00 per share.  In addition, if the Option was vested as to 500 shares on December 31, 2007, Optionee will receive a restricted stock unit grant on January 4, 2008 for a number of shares equal to (($10.00-$5.00) x 500) divided by $15.00.  This results in a restricted stock unit grant for 166 shares on January 4th, 2008.

Additionally, on January 15, 2008, Optionee will receive a restricted unit grant for a number of shares equal to ((($10.00-$5.00) x 1,000) divided by $15.00) minus 166.  The results in a restricted stock unit grant for 167 shares on January 4th, 2008.

Any such restricted stock unit grant granted on January 15, 2008 shall vest in accordance with the vesting schedule of the Option with respect to which it was granted, with any portion scheduled to vest during a month vesting on the 15th day of such month.

If Optionee is not employed on January 4, 2008, Optionee will receive, in lieu of any restricted stock unit grant, a cash payment for an amount equivalent to the Exercise Price Increase per Share shown on Schedule A for each Option multiplied by the number of shares subject to such Option that were vested as of the date of employment termination, less applicable tax withholdings.

If Optionee is not employed on January 15, 2008, Optionee will receive no restricted stock unit grant on such date, but will instead receive a cash payment equal to the Exercise Price Increase per Share shown on Schedule A for each share with respect to which the Option vested between December 31, 2007 and Optionee’s date of termination of employment.

Notwithstanding the foregoing, if the RSU Number for all Options is less than 20, Optionee will receive, in lieu of any restricted stock unit grant with respect to such Option, a cash payment equal to the Aggregate Exercise Price Increase for such Option. Such cash payment will be made on the first payroll date in 2008 and will not be subject to vesting.